Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-144193 and Form S-3 No. 333-144012) of Linear Technology Corporation;

(2)	Registration Statement (Form S-8 No. 033-58745) pertaining to the 1988 Incentive Stock Option Plan of Linear Technology Corporation,

(3)	Registration Statement (Form S-8 No. 333-40595) pertaining to the 1996 Incentive Stock Option Plan and 1986 Employee Stock Purchase Plan, As Amended of Linear Technology Corporation,

(4)	Registration Statement (Form S-8 No. 333-84149) pertaining to the Incentive Stock Option Plan of Linear Technology Corporation,

(5)	Registration Statement (Form S-8 Nos. 333-60946, 333-102542) pertaining to 2001 Nonstatutory Stock Option Plan of Linear Technology Corporation,

(6)	Registration Statement (Form S-8 Nos. 333-128747, 333-158743 and 333-207819) pertaining to the 2005 Employee Stock Purchase Plan of Linear Technology Corporation,

(7)	Registration Statement (Form S-8 Nos. 333-129856, 333-168948 and 333-199505) pertaining to the 2005 Equity Incentive Plan of Linear Technology Corporation,

(8)	Registration Statement (Form S-8 Nos. 333-172185 and 333-199506) pertaining to the 2010 Equity Incentive Plan of Linear Technology Corporation;

of our reports dated August 25, 2016, with respect to the consolidated financial statements and schedule of Linear Technology Corporation, and the effectiveness of internal control over financial reporting of Linear Technology Corporation included in this Annual Report (Form 10-K) of Linear Technology Corporation for the fiscal year ended July 3, 2016.

/s/ Ernst & Young LLP

San Jose, California

August 25, 2016